EXHIBIT 10.10.1

AMENDMENT TO THE

HAVERTY FURNITURE COMPANIES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT of the Haverty Furniture Companies, Inc. Supplemental Executive Retirement Plan (the “SERP) is adopted by Haverty Furniture Companies, Inc., as set forth below:

1.            References in the SERP to definitions, terms and formulas contained in The Haverty Furniture Companies, Inc. Retirement Plan (“Retirement Plan”), including the calculation of the hypothetical Retirement Plan Benefit offset amount and ongoing increases in such amount as a result of increases in Section 401(a)(17) of the Internal Revenue Code (“Code”) and other qualified benefit limits, will be modified by either inserting in the SERP the necessary provisions currently set forth in the Retirement Plan or by attaching the Retirement Plan as an Exhibit to the SERP.

2.             The date of payment of the SERP benefit will be modified to comply with Code Section 409A and to be substantially similar to those dates currently used by the Retirement Plan.

3.             The form of payment of the SERP benefit will be modified to comply with Code Section 409A and to be substantially similar to those forms of payment currently offered by the Retirement Plan.

4.             Future changes to the Retirement Plan will not affect the calculation of the SERP benefit, since the Retirement Plan and the SERP will no longer be linked.

5.             In accordance with Article VII of the SERP, the SERP benefit will not be less than the value of the benefit previously accrued by the Participant under the SERP as of this amendment’s effective date.

6.             The maximum benefit - when combining the SERP benefit, the frozen Retirement Plan Benefit and Social Security - will continue to be $125,000.

7.             No change will be made to the eligibility provisions of the SERP. An Employee may only enter the SERP if he or she participates in the Retirement Plan (thus, new hires who do not become Participants in the Retirement Plan will not be eligible for the SERP).

IN WITNESS WHEREOF, Haverty Furniture Companies, Inc. has caused this Amendment to be signed on its behalf by its duly authorized officer effective this 10th day of November, 2006.

HAVERTY FURNITURE COMPANIES, INC.
Attest:	/s/ Belinda J. Clements	By:	/s/ Clarence H. Smith
Title:	Assistant Corporate Secretary	Title:	President and CEO